Exhibit 99.1

Nuveen Global Cities REIT Announces Postponement of Annual Meeting of Stockholders

NEW YORK, NY, June 28, 2023 — Nuveen Global Cities REIT, Inc. (“GCREIT”) announced that its 2023 Annual Meeting of Stockholders (the “Annual Meeting”), held on June 28, 2023 at 9:00 a.m. Eastern Time, was convened and adjourned without any business being conducted, due to lack of the required quorum.

The Annual Meeting will reconvene virtually on July 28, 2023 at 9:00 a.m. Eastern Time to provide stockholders additional time to vote on the proposals described in the proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2023. No changes have been made in the proposals to be voted on by stockholders at the Annual Meeting.

Stockholders will be able to attend the reconvened Annual Meeting via a live audio webcast by visiting meetnow.global/MDMGX5Q and logging on to the webcast with their control number (the 14-digit control number found in the shaded box of their proxy card).

The record date for determining stockholder eligibility to vote at the Annual Meeting remains the close of business on March 31, 2023. Proxies previously submitted will be voted at the Annual Meeting unless properly revoked, and stockholders who have already submitted a proxy or otherwise voted need not take any action.

GCREIT’s Board of Directors unanimously recommends that stockholders vote “FOR” all proposals.

Additional information and where to find it. In connection with the Annual Meeting, GCREIT has filed relevant materials with the SEC, including GCREIT’s definitive proxy statement on Schedule 14A (the “Proxy Statement”). This press release is not a substitute for the Proxy Statement or any other document that GCREIT may file with the SEC or send to its stockholders in connection with its Annual Meeting. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF GCREIT ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. Stockholders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov.

Forward-Looking Statements

Certain information contained in this press release constitutes “forward-looking statements” within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology or the negatives thereof. These may include GCREIT’s financial projections and estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, and statements regarding future performance. Such forward-looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. GCREIT believes these factors include, but are not limited to, those described under the section entitled “Risk Factors” in its annual report for the most recent fiscal year, and any updated risk factors included in its periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Except as otherwise required by federal securities laws, GCREIT undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

This press release is not an offer to sell any securities.

Nuveen Real Estate is a real estate investment management holding company owned by Teachers Insurance and Annuity Association of America (TIAA).

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